As filed with the Securities and Exchange Commission on April 13, 1999
                                          Registration No. 333-50537
======================================================================

                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549
                          ________________

                   POST-EFFECTIVE AMENDMENT NO. 1

                                 TO

                              FORM S-4

                       Registration Statement

                  UNDER THE SECURITIES ACT OF 1933
                          ________________

                      NIPSCO INDUSTRIES, INC.
       (Exact name of registrant as specified in its charter)

        Indiana                 4931                35-1719974
  -------------------   ---------------------  --------------------
   (State or other       (Primary Standard       (I.R.S. employer
   jurisdiction of           Industrial         identification no.)
   incorporation or     Classification Code
     organization)             Number)

                       801 East 86th Avenue
                    Merrillville, Indiana 46410
                          (219) 853-5200
            (Address, including zip code, and telephone
                         _______________

                         Stephen P. Adik
                     NIPSCO Industries, Inc.
                      801 East 86th Avenue
                  Merrillville, Indiana 46410
                         (219) 647-6012

    (Name, address, including zip code, and telephone number,
           including area code, of agent for service)
                        WITH COPIES TO:

        Peter V. Fazio, Jr.                 Douglas W. Hawes
       Schiff Hardin & Waite                Warren J. Ingber
         6600 Sears Tower                 LeBoeuf, Lamb, Greene
      Chicago, Illinois 60606               & MacRae, L.L.P.
          (312) 258-5500                   125 West 55th Street
                                     New York, New York  10019-5389
                                             (212) 424-8000
                          ________________

     Approximate date of commencement of proposed sale to the public: The merger of Bay State Gas Company into the Registrant was effected on February 12, 1999.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. /_/

______________________________________________________________________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT TO
DEREGISTER 16,196,039 SHARES OF COMMON STOCK, WITHOUT PAR VALUE
(INCLUDING ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS) PREVIOUSLY
REGISTERED HEREBY.
______________________________________________________________________

                          EXPLANATORY NOTE

          This Post-Effective Amendment No. 1 is being filed by the Registrant solely for the purpose of removing from registration 16,196,039 shares of Common Stock, without par value (including associated Preferred Share Purchase Rights) previously registered which have not been offered or sold or reserved for issuance upon the effectuation of the merger of Bay State Gas Company into the Registrant.

                             SIGNATURES
                             ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Merrillville and State of Indiana, on April 12, 1999.

                                        NIPSCO INDUSTRIES, INC.
                                             (Registrant)


                                        By   /s/ Gary L. Neale

                                        ---------------------------
                                             Gary L. Neale
                                        Chairman and President

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933,
THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT
ON FORM S-4 HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE
CAPACITIES AND ON THE DATES INDICATED.


            SIGNATURE                         TITLE                     DATE
            ---------                         -----                     ----

/s/ Gary L. Neale                Chairman, President,            April 12, 1999
------------------------------   Director and Principal
Gary L. Neale                    Executive Officer


/s/ Stephen P. Adik              Executive Vice President,       April 12, 1999
------------------------------   Principal Financial Officer
Stephen P. Adik                  and Principal Accounting Officer


Steven C. Beering*               Director                        April 12, 1999
------------------------------
Steven C. Beering


Arthur J. Decio*                 Director                        April 12, 1999
------------------------------
Arthur J. Decio


James T. Morris*                 Director                        April 12, 1999
------------------------------
James T. Morris


Ernestine M. Raclin*             Director                        April 12, 1999
------------------------------
Ernestine M. Raclin


Denis E. Ribordy*                Director                        April 12, 1999
------------------------------
Denis E. Ribordy

            SIGNATURE                         TITLE                     DATE
            ---------                         -----                     ----

Ian M. Rolland*                  Director                        April 12, 1999
------------------------------
Ian M. Rolland


Edmund M. Schroer*               Director                        April 12, 1999
------------------------------
Edmund M. Schroer


John W. Thompson*                Director                        April 12, 1999
------------------------------
John W. Thompson


Robert J. Welsh*                 Director                        April 12, 1999
------------------------------
Robert J. Welsh



*By  /s/ Arthur A. Paquin
     -------------------------
         Arthur A. Paquin
         Attorney in Fact